Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated November 9, 2005, incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 33-92356) pertaining to the Penford Corporation 1994 Stock Option Plan of Penford Corporation.

/s/ Ernst & Young LLP

Denver, Colorado
April 4, 2006